Exhibit 10.1

LOCK-UP AND LEAK-OUT AGREEMENT

This Lock-Up and Leak-Out Agreement (this “Agreement”) is entered into as of July 17, 2026 (the “Effective Date”), by and between Digital Brands Group, Inc., a Nevada corporation (the “Company”), and the holder of Series D Convertible Preferred Stock set forth on the signature page hereto (the “Holder”).

WHEREAS, the Holder beneficially owns shares of common stock, par value $0.0001 per share, of the Company (the “Common Stock”); and

WHEREAS, the Company has agreed to file a Certificate of Amendment to the Certificate of Designations, Preferences and Rights of the Series D Convertible Preferred Stock of the Company (the “Certificate of Amendment”) to, among other things, reset the “Floor Price” (as defined in the Certificate of Designations) applicable to the Series D Convertible Preferred Stock; and

WHEREAS, as a material inducement for, and in consideration of, the Company’s agreement to reset the Floor Price under the Certificate of Amendment, the Holder has agreed to enter into this Agreement and to be bound by the lock-up and leak-out restrictions set forth herein; and

WHEREAS, the Company and the Holder each desire to set forth certain restrictions on the sale or transfer of the Holder’s shares of Common Stock, subject to the leak-out provisions set forth herein.

NOW, THEREFORE, in consideration of the Company’s agreement to reset the Floor Price under the Certificate of Amendment, the mutual covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by each party, the parties agree as follows:

1.	Definitions.

“Restricted Period” means the 180 calendar-day period beginning on the Effective Date.

“Trading Day” means any day on which the Common Stock is traded on The Nasdaq Stock Market.

2.	Lock-Up Restriction.

During the Restricted Period, the Holder agrees not to, directly or indirectly, sell, offer to sell, contract to sell, pledge, hypothecate, grant any option to purchase, or otherwise dispose of, or enter into any transaction having the same economic effect as a disposition of, any shares of Common Stock beneficially owned by the Holder (including shares acquired upon conversion of shares of Series D Convertible Preferred Stock), except as permitted by Section 3 or Section 4 of this Agreement.

3.	Leak-Out Exception.

Notwithstanding Section 2, during the Restricted Period, the Holder shall be permitted to sell, transfer, or otherwise dispose of shares of Common Stock on any Trading Day in an aggregate amount not to exceed three percent (3%) of the total trading volume of the Common Stock on such Trading Day (the “Leak-Out Cap”); provided, however, that the Leak-Out Cap may be waived by the Company for any Trading Day during the Restricted Period upon the Company’s written notice to Holder (which notice may be delivered via e-mail).

4.	Permitted Transfers.

The restrictions in Section 2 shall not apply to:

(a)	transfers to a trust, family limited partnership, limited liability company, or other entity established for the benefit of the Holder or the Holder’s immediate family members for estate planning purposes;

(b)	transfers by will or the laws of intestacy upon the death of the Holder;

(c)	transfers to the Holder’s spouse, domestic partner, children, or other immediate family members as bona fide gifts for estate planning purposes; and

(d)	transfers required by order of a court of competent jurisdiction or by operation of law;

provided, that in each case described in clauses (a) through (d), (i) the transferee agrees in writing to be bound by the terms of this Agreement for the remainder of the Restricted Period, and (ii) no public filing or report under the Securities Exchange Act of 1934, as amended, shall be required or voluntarily made in connection with such transfer during the Restricted Period (other than a filing on Form 5 made after the expiration of the Restricted Period).

5.	Representations and Warranties of the Holder.

The Holder represents and warrants to the Company that:

(a)	the Holder has full power and authority to execute, deliver, and perform this Agreement;

(b)	this Agreement has been duly authorized, executed, and delivered by the Holder and constitutes the legal, valid, and binding obligation of the Holder, enforceable against the Holder in accordance with its terms;

(c)	the execution, delivery, and performance of this Agreement by the Holder does not conflict with or violate any agreement to which the Holder is a party or by which the Holder’s shares of Common Stock are bound; and

(d)	the Holder has good and valid title to the shares of Common Stock subject to this Agreement, free and clear of any liens, encumbrances, or restrictions inconsistent with this Agreement.

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6.	Miscellaneous.

(a)	Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Nevada, without regard to its conflict of laws principles.

(b)	Entire Agreement. This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior negotiations, representations, warranties, and understandings between the parties.

(c)	Amendment and Waiver. This Agreement may not be amended, modified, or waived except by an instrument in writing signed by each of the parties hereto.

(d)	Notices. All notices under this Agreement shall be in writing and shall be deemed given when delivered personally, sent by email (with confirmation of receipt), or sent by nationally recognized overnight courier to the addresses set forth on the signature page hereto.

(e)	Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same agreement. Electronic signatures shall be deemed original signatures for all purposes.

(f)	Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and permitted assigns.

[Signature Page Follows]

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IN WITNESS WHEREOF, the parties have executed this Lock-Up and Leak-Out Agreement as of the date first written above.

DIGITAL BRANDS GROUP, INC.

By:
Name:	John Hilburn Davis, IV
Title:	Chief Executive Officer

HOLDER:

By:
Name:
Address:

Email:

[Signature Page to Lock-Up and Leak-Out Agreement]